Exhibit 10.3

VOLT INFORMATION SCIENCES, INC.

2006 INCENTIVE STOCK PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

Granted December  18, 2007

This Non-Qualified Stock Option Agreement evidences the grant of a Non-Qualified Stock Option (“Option”) to {NAME} (the “Participant”) pursuant to Article VI of the Volt Information Sciences, Inc. 2006 Incentive Stock Plan (the “Plan”). This Agreement also describes the terms and conditions of the Option evidenced by this Agreement.

1.	Capitalized Terms. Capitalized terms in this Agreement have the meaning assigned to them in the Plan, unless this Agreement provides, or the context requires, otherwise.

2.

Grant of Option. In consideration of the services rendered to Volt Information Sciences, Inc. (the “Company”) and/or its Subsidiaries by the Participant as an Employee of the Company or a Subsidiary, the Company hereby grants to the Participant an Option to purchase all or any part of a total of {NUMBER} Shares of the Company’s Stock (sometimes referred to as “Shares under Option”) at a price of ${PRICE} per Share (“Option Price”). This Option is granted as of December 18, 2007 (“Award Date”). This Option is granted pursuant to the Plan and is subject to the terms thereof.

3.	Term.

(a)	Normal Term. The term of this Option is ten (10) years, until December 17, 2017; provided, however, that this Option may be terminated earlier as provided below.

(b)	Early Termination. This Option will terminate earlier than the time provided in Paragraph 3(a) upon any of the following events as provided below:

(i)

Death. If the Participant dies while employed by the Company or one of its Subsidiaries, this Option will terminate one year after the death of the Participant to the extent earned and vested at such time and will terminate one year after the Option becomes earned and vested to the extent not earned and vested at such time.

(ii)

Disability. If the Participant’s employment with the Company or one of its Subsidiaries terminates on account of the Participant’s Disability (as defined in Paragraph 5(c)), this Option will terminate one year after such cessation of the Participant’s employment to the extent earned and vested at such time and will terminate one year after the Option becomes earned and vested to the extent not earned and vested at such time.

(iii)	Other Cessation of Company Service.

(A)

If the Participant’s employment with the Company or one of its Subsidiaries is terminated at the Company’s or a Subsidiary’s instigation for Cause (as defined in Paragraph 5(c)), this Option will terminate on the date the Participant’s termination of employment.

(B)

If the Participant’s employment with the Company or one of its Subsidiaries is terminated at the Company’s or a Subsidiary’s instigation other than for Cause or Disability (as defined in Paragraph 5(c)), this Option will terminate six months after such termination of the Participant’s employment to the extent earned and vested at such time and will terminate six months after the Option becomes earned and vested to the extent not earned and vested at such time.

4.	Exercise.

(a)

Exercisability. For purposes of this Agreement, this Option, or a portion thereof, must be both earned and vested in order for this Option, or such portion, to be exercisable and any exercise must occur before the expiration of the term of this Option.

(b)

By Whom Exercisable. During the Participant’s lifetime, this Option may be exercised only by the Participant or, where this Option has been transferred to a family member, family trust or family partnership pursuant to Paragraph 10, the family member, the trustee of the family trust or the general partner of the family partnership. To the extent this Option has not been transferred to a family member, family trust or family partnership pursuant to Paragraph 10, if the Participant dies prior to the expiration date of this Option without having exercised this Option as to all of the Shares covered thereby for which rights have not been transferred, this Option may be exercised, to the extent of the Shares with respect to which this Option could have been exercised by the Participant immediately prior to his or her death, by the estate or a person who acquired the right to exercise this Option (or untransferred portion thereof) by bequest or inheritance from, or by reason of the death of, the Participant. To the extent this Option has been transferred to a family member pursuant to Paragraph 10 and the transferee family member dies prior to the expiration date of this Option without having exercised this Option as to all of the Shares covered thereby, the transferred portion of this Option may be exercised, to the extent of the Shares with respect to which this Option could have been exercised by the family member if such family member were still living, by the transferee family member’s estate or a person who acquired the right to exercise this Option by bequest or inheritance from, or by reason of the death of, the transferee family member. To the extent this Option has been transferred to a family trust or family partnership pursuant to Paragraph 10 and the family trust or family partnership has terminated or otherwise distributed this Option to its beneficiaries or partners prior to the expiration date of this Option without having exercised this Option as to all of the Shares covered thereby, the transferred portion of this Option may be exercised, to the extent of the Shares with respect to which this Option could have been exercised by the trustee of the family trust or general partner of the family partnership if the family trust or family partnership were still in existence, by the person who acquired the right to exercise this Option by distribution from the family trust or partnership.

(c)

Exercise. This Option shall be exercised by delivery on any business day to the Company of a Notice of Exercise in the form attached to this Agreement accompanied by payment of the Option Price as provided in Paragraph 9 and payment in full, to the extent required by Paragraph 15, of the amount of any tax the Company is required to withhold as a result of such exercise.

5.	Earning of this Option.

(a)

Subject to earlier earning or forfeiture as provided below, all or part of this Option shall normally become earned as follows based on whether aggregate net income (“Actual Aggregate Net Income”) for the Company’s fiscal year 2008 (i.e., the 52-53 week fiscal year beginning October 29, 2007) through its fiscal year 2012 (i.e., the 52-53 week fiscal year ending on the Sunday in calendar year 2012 closest to October 31, 2012), with the “Performance Period” being the five-year period from the beginning of the Company’s fiscal year 2008 through the end of its fiscal year 2012, equals or exceeds the Target Net Income, where aggregate net income and Target Net Income are determined without the effect of discontinued operations and dispositions of business segments, non-recurring items, material extraordinary items that are both unusual and infrequent, special charges, and/or accounting changes and as determined in accordance with generally accepted accounting principles applied in the United States of America, as reported in the Company’s annual report to shareholders and as the same may be adjusted for any earnings restatement. The “Target Net Income” is a cumulative projected net income amount for the Performance Period equal to the Company’s net income for its fiscal year 2007 (i.e., the fiscal year ended October 28, 2007) increased for each year in the Performance Period at the target compound annual growth rate (the “Target Growth Rate”) determined as provided as follows:

(i)

If the Actual Aggregate Net Income equals or exceeds the Target Net Income, this Option shall be considered earned in full, subject, however, to vesting and forfeiture as provided below. If the Actual Aggregate Net Income equals or exceeds the Minimum Net Income but is less than the Target Net Income, one-half of this Option (rounded down to the next whole Share) shall be considered earned, subject, however, to vesting and forfeiture as provided below; and the balance of this Option, and rights associated therewith, shall be forfeited as of the last day of the Performance Period. If the Actual Aggregate Net Income is less than the Minimum Net Income, this Option, and rights associated therewith, shall be forfeited as of the last day of the Performance Period. The Target Growth Rate is 20%; and the Minimum Net Income is the amount calculated on the same basis as the Target Net Income except that the Minimum Growth Rate is substituted for the Target Growth Rate. The Minimum Growth Rate is 15% per year.

(ii)

Notwithstanding the foregoing, except where service-based proration is required as provided in Paragraph 5(b), if a Change in Control occurs after the Award Date and during the Performance Period, this Option shall be considered to be earned in full, subject, however, to vesting and forfeiture as provided below.

All determinations regarding earning of this Option under this Paragraph 5(a) shall be made and certified to in writing by the Committee during the first 2-1/2 months following the end of the Performance Period or at any earlier time the Committee determines that such earning has occurred.

(b)

If any of the following events occurs after the Award Date, during the Performance Period and while the Participant is in continuous Company Service (as defined in Paragraph 8) from the Award Date, then the Participant shall be entitled to earn a service-based portion of this Option, subject, however, to vesting and forfeiture as provided below: (i) the Participant dies, (ii) the Participant is terminated by the Company without Cause or (iii) the Participant’s employment ceases due to his or her Disability. The portion of this Option which the Participant may earn pursuant to this Paragraph 5(b) shall be a service-based prorated number (with any fractional share rounded down to the next whole share) of the Shares under Option which he or she would have earned pursuant to Paragraph 5(a) had he or she remained employed by the Company through the end of the Performance Period or until the occurrence of a Change in Control, as applicable. The service-based proration shall be determined by a fraction (not to exceed one), the numerator of which is the number of whole and partial calendar months in the Performance Period during which the Participant was continuously in Company Service and the denominator is the number of whole and partial calendar months in the Performance Period. Except in the event of a Change in Control (in which case the determination will be made assuming the Actual Aggregate Net Income equals or exceeds the Target Net Income), the determination of the number of earned Shares under Option shall not occur until after the Performance Period has ended and the Committee has determined the number of earned Shares under Option.

(c)	For purposes of this Agreement:

(i)

“Cause” means (A) embezzlement by the Participant, (B) misappropriation by the Participant of funds of the Company or any of its affiliates, (C) the Participant’s conviction of a felony, (D) the Participant’s commission of any other act of dishonesty which causes material economic harm to the Company or any of its affiliates, (E) acts of fraud or deceit by the Participant which cause material economic harm to the Company or any of its affiliates, (F) the Participant’s material breach of any provision of any employment agreement between the Participant and the Company or any of its affiliates, (G) failure by the Participant to substantially perform the Participant's duties for the Company or any of its affiliates, (H) willful breach of fiduciary duty by the Participant to the Company or any of its affiliates involving personal profit, (I) the Participant’s significant violation of Company policy of which the Participant is made aware (or the Participant should reasonably be expected to be aware) or other contractual, statutory or common law duties to the Company or any of its affiliates, (J) the Participant’s conduct which is or creates a Material Adverse Action or (K) the Participant’s engaging in Competition with the Company or any of its affiliates. No act, or failure to act on the part of the Participant, shall be deemed willful unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant's action or omission was in the best interests of the Company and its affiliates.

(ii)

“Competition” means the Participant’s engaging, without the written consent of the Board of Directors of the Company or a person authorized thereby, in an activity as an officer, a director, an employee, a partner, a more than one percent shareholder or other owner, an agent or a consultant, or in any other individual or representative capacity, in any geographic locale in which the headquarters or any branch office of the Company or any affiliate of the Company is located or operates (unless the Participant’s duties, responsibilities and activities, including supervisory activities, for or on behalf of such activity, are not related in any way to such competitive activity) if it involves: (A) engaging in or entering into any business activity in which the Company or any affiliate of the Company is actively engaged at the time, or during the one year period ending on the date, the Participant’s Company Service (as defined in Paragraph 8) ceases, (B) soliciting or contacting, either directly or indirectly, any of the customers or clients of the Company or any or any affiliate of the Company for the purpose of competing with the products or services provided by the Company or any affiliate of the Company, or (C) employing or soliciting for employment any employees of the Company or any affiliate of the Company for the purpose of competing with the Company or any affiliate of the Company.

(iii)	“Disability” means the Participant becomes permanently and totally disabled within the meaning of Section 22(e)(3) of the Code.

(iv)

“Material Adverse Action” means an act or omission to act which in the sole and absolute judgment of the Committee is actually or potentially materially injurious to the finances, reputation or operations of the Company or any affiliate of the Company.

6.	Vesting of this Option.

(a)

Except as otherwise provided pursuant to Paragraph 6(b) or 6(c), 25% of the earned portion of this Option (rounded down to the next whole Share) shall become vested on each of the following dates provided the Participant’s Company Service (as defined in Paragraph 8) continues until the applicable date and no Cause for the Participant’s termination of employment by the Company exists at the applicable date: (i) the 15th day of the third month of the Company’s fiscal year 2013, (ii) the 15th day of the third month of the Company’s fiscal year 2014, (iii) the 15th day of the third month of the Company’s fiscal year 2015 and (iv) the 15th day of the third month of the Company’s fiscal year 2016.

(b)

Notwithstanding the foregoing, if after the Award Date and while the Participant is in continuous Company Service (as defined in Paragraph 8) from the Award Date to the date either (i) the Participant is terminated by the Company without Cause or (ii) the Participant’s employment ceases due to his or her Disability, 25% of earned portion of this Option (rounded down to the next whole Share) shall become vested on each of the following dates after his or her cessation of Company Service provided the Participant has not engaged in conduct which is a Material Adverse Action or Competition with the Company or any affiliate of the Company through the applicable date: (i) the 15th day of the third month of the Company’s fiscal year 2013, (ii) the 15th day of the third month of the Company’s fiscal year 2014, (iii) the 15th day of the third month of the Company’s fiscal year 2015 and (iv) the 15th day of the third month of the Company’s fiscal year 2016.

(c)

Notwithstanding the foregoing, if a Change in Control occurs, or a Participant dies, after the Award Date and prior to the applicable vesting date under Paragraph 6(a) or (b), all of the earned portion of this Option then remaining unvested and unforfeited shall be considered to be vested, provided the Participant has not engaged in conduct which is a Material Adverse Action or Competition with the Company or any affiliate of the Company through the date of his or her death. Except in the event of a Change in Control, the determination of the number of vested, earned Award Shares and hence the vesting thereof shall not occur until after the Performance Period has ended and the Committee has determined the number of earned Award Shares.

7.	Forfeiture.

(a)

If the Participant’s Company Service (as defined in Paragraph 8) ceases for any reason other than those under which actual or future potential earning of this Option is provided as set forth in Paragraph 5 and/or actual or potential vesting of this Option is provided as set forth in Paragraph 6, the portion of this Option, and the Shares under Option associated therewith, which are unvested, are not subject to possible earning under Paragraphs 5(a) and (b) and/or vesting under Paragraphs 6(b) or (c) at the date of such cessation of Company Service (after taking into account any vesting provided in connection with such cessation of employment) shall be automatically forfeited to the Company and shall cease to be and to provide Option rights under the Plan.

(b)

If or to the extent this Option is not earned pursuant to Paragraph 5 during or as of the end of the Performance Period, the unearned portion of this Option, and the Shares under Option associated therewith, (to the extent not so earned) shall be forfeited and shall cease to be and to provide Option rights under the Plan.

(c)

If or to the extent, at the end of the time provided for vesting (based on the applicable circumstances), this Option has not otherwise become vested pursuant to Paragraph 6, the unvested portion of this Option, and the Shares under Option associated therewith, (to the extent not so vested) shall be forfeited and shall cease to be and to provide Option rights under the Plan.

8.	Company Service.

(a)

For purposes hereof, “Company Service” means service as an Employee and/or Non-Employee Director. Notwithstanding any contrary provision or implication herein, in determining cessation of Company Service for purposes hereof, transfers between the Company and/or any Subsidiary shall be disregarded and shall not be considered a cessation of Company Service, and changes in status between that of an Employee and a Non-Employee Director shall be disregarded and shall not be considered a cessation of Company Service.

(b)

Nothing under the Plan or in this Agreement shall confer upon the Participant any right to continue Company Service or in any way affect any right of the Company to terminate the Participant’s Company Service without prior notice at any time for any or no reason.

9.

Payment of Option Price. The Option Price will be payable in full upon exercise of this Option to purchase Shares, and such Option Price may be paid either in cash, or in Shares of Stock (which shall be valued for such purpose at the Fair Market Value of such Stock for the date of exercise or, if not traded on the date of exercise, on the most recent day on which the Stock was traded preceding the date of exercise), or in a combination of cash and Stock. Payment hereunder may also be made in accordance with any broker-assisted cashless exercise procedures approved by the Company and as in effect from time to time.

10.

Transferability. This Option may not be transferred by the Participant except by will or by the laws of descent and distribution or by a transfer, in whole or in part, without consideration by gift to a member or members of the Participant’s “immediate family,” as such term is defined under Exchange Act Rule 16a-l(e), or to a trust for the benefit solely of a member or members of the Participant’s immediate family, or to a partnership or other entity whose only owners are members of the Participant’s family. For purposes hereof, “family member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee) or a trust in which these persons have more than fifty percent of the beneficial interest. No transfer of this Option in whole or in part by gift to a family member shall be effective until the Company receives written notice of such transfer in a form acceptable to it. The attached Transfer by Gift to Family Member, Trust or Partnership form may be used to effect such a transfer by gift and the delivery of a completed copy of such form to the Company shall constitute notice to the Company.

11.

Compliance with Securities Laws. The Company agrees that it will use its best efforts to maintain an effective registration statement with the Securities and Exchange Commission covering the Shares of Stock of the Company, which are the subject of and may be issued pursuant to this Agreement, at all times during which this Option is exercisable and there is no applicable exemption from registration of such Shares; provided, however, that this Option shall not be exercisable for Stock at any time if its exercise would cause the Company to be in violation of any applicable provisions of the federal or state securities law.

12.

Administration of Plan. The Plan is administered by a Committee appointed by the Company’s Board of Directors. The Committee has the authority to construe and interpret the Plan, to make rules of general application relating to the Plan, to amend outstanding options, and to require of any person exercising this Option, at the time of such exercise, the execution of any paper or the making of any representation or the giving of any commitment that the Committee shall, in its discretion, deem necessary or advisable by reason of the securities laws of the United States or any state, or the execution of any paper or the payment of any sum of money in respect of taxes or the undertaking to pay or have paid any such sum that the Committee shall, in its discretion, deem necessary by reason of the Code or any rule or regulation thereunder or by reason of the tax laws of any state. All such Committee determinations shall be final, conclusive, and binding upon the Company and the Participant.

13.

Capital Adjustments. The number and class of Shares of Stock covered by this Option, and the Option Price thereof, will be subject to an appropriate and equitable adjustment, as determined by the Committee pursuant to the Plan, in order to retain the economic value or opportunity to reflect any stock dividend, stock split, recapitalization, merger, consolidation, reorganization, reclassification, combination, exchange of shares or similar event in which the number or class of Shares is changed without the receipt or payment of consideration by the Company.

14.

Rights as a Shareholder. The Participant, or a transferee of this Option, shall have no rights as a shareholder with respect to any Shares subject to this Option until the date of the exercise of this Option for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date of such exercise, except as provided in Paragraph 13.

15.

Withholding Taxes. The Company, or one of its Subsidiaries, shall have the right to withhold any federal, state or local taxes required to be withheld by law with respect to the exercise of this Option. The Participant will be required to pay the Company, as appropriate, the amount of any such taxes which the Company, or one of its Subsidiaries, is required to withhold. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due to or to become due from the Company to the Participant an amount equal to such taxes required to be withheld by the Company to reimburse the Company for any such taxes; or, with the consent of the Committee, to retain and withhold a number of Shares of Stock having a Fair Market Value on the date of exercise not less than the amount of such taxes, and cancel any such Shares so withheld, in order to reimburse the Company for any such taxes.

16.	Governing Law; Jurisdiction and Venue.

(a)	The Plan has been adopted in New York, New York and this Agreement shall be deemed to have been entered into in New York, New York.

For the purposes of this Agreement, the Company and the Participant agree that the Plan, and this Agreement, shall be governed, construed, and administered in accordance with the laws of the State of New York applicable to contracts made and to be performed solely in the State of New York irrespective of its conflict of laws provisions. .

Each of the Company and the Participant irrevocably, absolutely and unconditionally submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the County of New York and the state courts of the State of New York sitting in New York County for the purposes of any suit, action or other proceeding arising out of or related of to this Agreement, the Plan or any transaction contemplated hereby or thereby. Each of the Company and the Participant irrevocably, absolutely and unconditionally waives any objection or defense to jurisdiction in New York or the laying of venue of any action, suit or proceeding arising out of or related to this Agreement or the Plan or the transactions contemplated herein or therein in the United States District Court for the Southern District of New York sitting in the County of New York or the state courts of the State of New York sitting in the County of New York and hereby irrevocably, absolutely and unconditionally expressly waives and agrees not to plead or claim in any such court that the action, suit or proceeding brought in such court has been brought in an inconvenient or improper forum or that there is no personal jurisdiction in the United States District Court for the Southern District of New York sitting in the County of New York or the state courts of the State of New York sitting in the County of New York with respect to either the Company or the Participant.

The Participant represents, warrants and covenants that he or she has read this Agreement, including this Section 16(a), that he or she has had a full opportunity to review this Agreement, including this Section 16(a), with an attorney of his or her own choosing and has freely accepted this Section 16(a) as an inducement to the Company’s entering into this Agreement. Furthermore, the Participant has been made aware and understands that the Company is relying on his or her representations, warranties and covenants to comply with this Section 16(a) as a material inducement to the Company to enter into this Agreement and the Participant understands that without his or her representations, warranties and covenants the Company would not have entered into this Agreement. Furthermore, the Participant agrees that if he or she violates this provision by filing a claim or other proceeding in another state, all rights of the Participant under this Agreement shall be thereupon forfeited.

The preceding consents to jurisdiction and venue have been made by the Company and the Participant in reliance on Section 5-1402 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.

The preceding consent to New York law has been made by the Company and the Participant in reliance (at least in part) on Section 5-1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.

The Participant hereby absolutely, unconditionally, irrevocably and expressly waives forever personal service of any summons, complaint or other notice or process in connection with any suit, action or other proceeding arising out of or related of to this Agreement, the Plan or any transaction contemplated hereby or thereby, which each may be sent by certified mail, return receipt requested, or a nationally recognized overnight courier, to the Participant at the last known address for the Participant specified in the Participant’s employment file with the Company.

(b)

It is contemplated that the Award Units constitute nonqualified deferred compensation subject to Section 409A of the Code. It is intended that this Agreement and applicable Plan provisions shall be administered and interpreted in a manner consistent with Section 409A of the Code and related Treasury guidance.

17.	Successors. This Agreement shall be binding upon and inure to the benefit of the successors, assigns, heirs, and legal representatives of the respective parties.

18.

Prohibition Against Pledge, Attachment, etc. Except as otherwise provided herein, this Option, and the rights and privileges conferred hereby, shall not be transferred, assigned, pledged or hypothecated in any way and shall not be subject to execution, attachment or similar process.

19.

Not Intended to be an Incentive Stock Option. This Option is not intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code, and the provisions hereof shall be construed consistent with that intent.

To evidence their agreement to the terms, conditions, and restrictions herein, the Company and the Participant have signed this Agreement in the State of New York as of the date first above written.

To evidence their agreement to the terms, conditions, and restrictions herein, the Company and the Participant have signed this Agreement in the State of New York as of the date first above written.

VOLT INFORMATION SCIENCES, INC.	By:____________________________________________

Its:____________________________________________

PARTICIPANT:	______________________________________________
{NAME}

NOTICE OF EXERCISE

Volt Information Sciences, Inc.

560 Lexington Ave.

New York, New York 10022

Attention: Secretary

I hereby exercise my Option pursuant to that certain Non-Qualified Stock Option Agreement dated December 18, 2007 (the “Stock Option Agreement”) awarded under the Volt Information Sciences, Inc. 2006 Incentive Stock Plan (the “Plan”), subject to all of the terms and conditions of the Stock Option Agreement and the Plan referred to therein, and hereby notify you of my election to purchase the following stated number of Shares of Stock of Volt Information Sciences, Inc., a New York corporation (the “Company”), from the award therein as indicated below at the following stated Option Price per Share.

Number of Shares -	Option Price per Share -	$	Total Option Price - $

If this Notice of Exercise involves fewer than all of the Shares that are subject to option under the Stock Option Agreement, I retain the right to exercise my option for the balance of the Shares remaining subject to option, all in accordance with the terms of the Stock Option Agreement.

I agree to provide the Company with such other documents and representations as it deems appropriate in connection with this option exercise.

Payment of Exercise Price.

☐ (1) This Notice of Exercise is accompanied by a check in the amount of $________; and/or

☐ (2) This Notice of Exercise is accompanied by a certificate for _________ Shares of Stock, with a duly executed stock power, having an aggregate Fair Market Value on the date of exercise equal to the amount of the above Total Option Price, in payment of the total exercise price for the Shares; and/or

☐ (3) Payment of the Total Option Price will be made by cashless exercise in accordance with the Company’s cashless exercise procedures as in effect on the date hereof.

Tax Withholding. Subject to any satisfaction of tax withholding pursuant to the next paragraph, I hereby authorize the Company (and any of its Subsidiaries) to withhold from my regular pay or any extraordinary pay from the Company (and any of its Subsidiaries) the applicable minimum amount of any taxes required by law and the Stock Option Agreement to be withheld as a result of this exercise, to the extent not satisfied by the following: ☐ (1) my attached check in the amount of $________, and/or ☐ (2) the attached certificate for _________ Shares of Stock, with a duly executed stock power, having a value (based on the Stock’s Fair Market Value on the date of exercise) of $________ per Share in full or partial payment of taxes the Company (and any of its Subsidiaries) is required to withhold with respect to this option exercise.

☐ [Check only if desired]  I request that the Company withhold from the Shares of Stock otherwise to be issued to me in connection with this exercise a sufficient number of Shares of Stock having a value (based on the Stock’s Fair Market Value on the date of exercise) needed to satisfy the payment of ☐ all or ☐ $________ of the applicable minimum amount of any taxes required by law and the Stock Option Agreement to be withheld as a result of this exercise.

My current address and my Social Security Number are as follows:

Address:

Social Security Number:

Date:

{NAME}

TRANSFER BY GIFT TO FAMILY MEMBER, TRUST OR PARTNERSHIP

I, __________________________________________________ (name), hereby transfer without consideration by gift to the following named family member, family trust or family partnership all of my right, title and interest with respect to (check one and complete) ☐ all or ☐ ___________________ (enter number of Shares) Shares of the Stock of Volt Information Sciences, Inc. granted to me pursuant to a Non-Qualified Stock Option Agreement dated December 18, 2007 (the “Stock Option Agreement”) granted under the Volt Information Sciences, Inc. 2006 Incentive Stock Plan.

Name, Address and Social Security Number

(or Employer Identification Number)

of Family Member, Family Trust or Family Partnership Transferee:

Name -

Address -

SSN or EIN -

I certify that the transferee is a “family member,” “family trust” or “family partnership” as described in the Stock Option Agreement by reason of the following relationship to me:

If this transfer is to a family trust or family partnership, I have attached a copy of the applicable family trust agreement, as amended, or family partnership agreement, as amended; and I agree to promptly provide Volt Information Sciences, Inc. with any and all future amendments to such agreement once made.

I also agree to provide Volt Information Sciences, Inc. with such other documents and representations as it deems appropriate, pursuant to the Option and the Plan.

(Date)	(Signature)

(Print Name of Participant)

(Social Security Number)